Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—March 2003

	Series	1996-C	1998-A *
	Deal Size	$271.50 MM	$600 MM
	Expected Maturity	02/16/04	09/15/03

	Yield	19.39%	11.47%
Less:	Coupon	1.52%	1.55%
	Servicing Fee	1.50%	0.62%
	Net Credit Losses	7.78%	4.00%
	Excess Spread
	March-03	8.59%	5.30%
	February-03	5.35%	3.99%
	January-03	7.31%	5.92%
	Three Month Average Excess Spread	7.08%	5.07%

	Delinquency:
	30 to 59 days	2.30%	2.30%
	60 to 89 days	1.65%	1.65%
	90 + days	3.47%	3.47%
	Total	7.42%	7.42%

	Payment Rate	12.84%	12.84%